                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) October 15, 1997

                          IKON Office Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

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


                 OHIO            File No. 1-5964        23-0334400
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              (State or other    (Commission File   (IRS Employer
              jurisdiction of    Number)            Identification
              incorporation)                        Number)
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          P.O. Box 834, Valley Forge, Pennsylvania              19482
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       Registrant's telephone number, including area code: (610) 296-8000
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                                 Not Applicable
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.
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     The Registrant is filing this Report on Form 8-K in order to file, as an exhibit to the Report, its Ratios of Earnings to Fixed Charges for each of the years in the five-year period ended September 30, 1997, and in order to file its results for the fiscal year ended September 30, 1997.

     On October 15, 1997, the Registrant issued a press release announcing its results for the quarter and year ended September 30, 1997. Earnings per share from the continuing operations for the fourth quarter were $0.35 per share, excluding transformation costs. Revenues for the fourth quarter increased 24% over the same period last year to $1.4 billion, and income from continuing operations was $51.4 million, excluding transformation costs, up 3% from $50 million, excluding transformation costs, in the same period last year. Including approximately $28 million in transformation costs, net income for the fourth quarter of fiscal 1997 was $33.0 million and earnings per share were $0.21.

     For the 1997 fiscal year, revenues totaled $5.1 billion, a 25% increase over the same period last year. Excluding transformation costs and a one-time, first quarter charge for the early extinguishment of debt, income from continuing operations for fiscal 1997 was $204.9 million, a 15% increase over last year. Earnings per share, on the same basis, rose 12% to $1.38 from $1.23 in fiscal 1996.

     Including transformation costs, the one-time charge, and discontinued operations, net income for fiscal 1997 was $130.4 million and earnings per share for the same period were $0.83. Discontinued operations represent Unisource Worldwide Inc. (UWW), which began operating as a separate public company on January 1, 1997.

     With regard to the Registrant's ongoing transformation, the Registrant expects its transformation process to be substantially completed by the end of fiscal 1998. The transformation program includes a variety of activities designed to lower its administrative costs and improve margins. These activities include consolidating purchasing, inventory control, logistics, and other activities into 13 customer service centers in the United States, establishing a single financial processing center, building a common information technology system, adopting a common name, and creating sales and service marketplaces.

     The Report includes or incorporates by reference information which may constitute forward-looking statements within the meaning of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. Such forward-looking information is based upon management's current plans or expectations and is subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Registrant's future financial condition and results. These uncertainties and risks include, but are not limited to, those relating to successfully managing an aggressive program to acquire and integrate new companies, including companies with technical services and products that are relatively new to the Registrant, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties relating to conducting operations in a competitive environment; delays, difficulties, technological changes, management transitions and employment issues associated with a large-scale transformation project; debt service requirements (including sensitivity to fluctuation in interest rates); and general economic conditions. As a consequence, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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              (c)                            Exhibits.
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            (12.1) Ratio of Earnings to Fixed Charges
            (12.2) Ratio of Earnings to Fixed Charges
                   (Excluding Captive Finance Subsidiaries)
              (99) Press Release dated October 15, 1997
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                                   SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             IKON OFFICE SOLUTIONS, INC.



                                             By: /s/ Michael J. Dillon
                                                --------------------------------
                                             Michael J. Dillon
                                             Vice President and Controller



Dated: October 22, 1997
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                                Index to Exhibit
                                ----------------


            (12.1)  Ratio of Earnings to Fixed Charges
            (12.2)  Ratio of Earnings to Fixed Charges
                    (Excluding Captive Finance Subsidiaries)
              (99)  Press Release Dated October 15, 1997